Exhibit 10.1

AMENDMENT TO FOURTH LOAN AND SECURITY AGREEMENT AND
PROMISSORY NOTE

THIS AMENDMENT TO FOURTH LOAN AND SECURITY AGREEMENT AND PROMISSORY NOTE (this “Amendment”) is entered into this 23rd day of April, 2015 by and among deltathree, Inc., a Delaware corporation, Delta Three Israel, Ltd., an Israeli company, and DME Solutions, Inc., a New York corporation, each as a borrower (jointly and severally, the “Borrower”) and D4 Holdings, LLC, a Delaware limited liability company (the “Lender”).

Recitals

A.	Lender and Borrower have entered into (i) that certain Loan and Security Agreement dated as of March 1, 2010 (as amended to date and as may be further amended, modified, supplemented or restated, the “First Loan Agreement”), (ii) that certain Second Loan and Security Agreement dates as of August 10, 2010 (as amended to date and as may be further amended, modified, supplemented or restated, the “Second Loan Agreement”), (iii) that certain Third Loan and Security Agreement dated as of March 2, 2011 (as amended to date and as may be further amended, modified, supplemented or restated, the “Third Loan Agreement”), (iv) that certain Fourth Loan and Security Agreement dated as of September 12, 2011 (as amended to date and as may be further amended, modified, supplemented or restated, the “Fourth Loan Agreement”), and (v) that certain Forbearance Agreement dated as of March 28, 2014 (as may be amended, modified, supplemented or restated, the “Forbearance Agreement). The First Loan Agreement, the Second Loan Agreement, the Third Loan Agreement, the Fourth Loan Agreement, together with the promissory notes evidencing Borrower’s obligations thereunder, are collectively referred to as the “Existing Loan Agreements.” Lender has extended credit to Borrower for the purposes permitted in the Existing Loan Agreements.

B.	Despite the current Existing Events of Default and Borrower’s ongoing Obligations under the Forbearance Agreement, at the request of Borrower to meet Borrower’s cash needs, Lender has agreed to amend the Fourth Loan Agreement and the promissory note executed in connection therewith (as amended to date and as may be further amended, modified, supplemented or restated, the “Promissory Note”) to increase the Maximum Principal Amount, as defined in the Fourth Loan Agreement, from $300,000 to $500,000.

C.	Lender is willing to so amend certain provisions of the Fourth Loan Agreement and Promissory Note, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.	Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Existing Loan Agreements and/or the Forbearance Agreement.

2.	Amendments

a.	The Fourth Loan Agreement is hereby amended as follows:

i.	The second paragraph in the Recitals is hereby amended in its entirety to read as follows:

“WHEREAS, Borrower has requested that Lender make advances to Borrower under this Agreement in an aggregate principal amount thereof not to exceed five hundred thousand dollars ($500,000) (the “Maximum Principal Amount”), which advances and obligations will be subordinated to the Borrower’s obligations under the Existing Loan Agreements; and”

b.	The principal sum in the Promissory Note dated September 12, 2011 is hereby amended to five hundred thousand dollars ($500,000) and the aggregate principal amount outstanding under the Promissory Note shall not exceed five hundred thousand dollars ($500,000).

3.	Limitation of Amendments

a.	The amendments set forth above are effective for the purposes set forth herein and shall be limited precisely as written and, except as expressly set forth herein, shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any of the Existing Loan Agreements, the Promissory Note, or the Forbearance Agreement, or (b) otherwise prejudice any right or remedy which Lender may now have or may have in the future under or in connection with any of the Existing Loan Agreements, the Promissory Note, or the Forbearance Agreement.

b.	This Amendment shall be construed in connection with and as part of the Existing Loan Agreements, the Promissory Note, and the Forbearance Agreement and all terms, conditions, representations, warranties, covenants, and agreements set forth in the Existing Loan Documents and the Forbearance Agreement, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

c.	The amended Maximum Principal Amount above shall, for purposes of the Forbearance Agreement, be an Obligation in addition to the current Obligations of the Borrower under the Forbearance Agreement.

4.	Representations and Warranties. To induce Lender to enter into this Amendment, Borrower hereby represents and warrants to Lender as follows:

a.	The Forbearance Termination Date has passed and Lender is entitled to take immediate action to collect the outstanding Obligations and to exercise and enforce its Enforcement Actions as defined in the Forbearance Agreement.

b.	Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Existing Loan Agreements and the Forbearance Agreement are true, accurate, and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) except for the Existing Events of Default under the Forbearance Agreement, no other Event of Default has occurred and is continuing;

c.	This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

d.	This Amendment shall be deemed effective upon the due execution and delivery to Lender of this Amendment by each party hereto.

[Signature page follows]

IN WITNESS WHEREOF, this Amendment is duly executed by the respective duly authorized officers of the undersigned and delivered as of the date first written above.

Lender:

D4 Holdings, LLC
BY: Praescient, LLC, its Manger

By:	/s/ Robert Stevanovski
Title:	Manager

Borrower:

DELTA THREE, INC.

By:	/s/ Effi Baruch
Title:	CEO

DME Solutions, INC.

By:	/s/ Effi Baruch
Title:	CEO

Delta Three Israel, Ltd.

By:	/s/ Effi Baruch
Title:	CEO